Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated [__________], is made between GT Biopharma, Inc., a Delaware corporation (the “Company”), and [__________] (the “Indemnitee”).

RECITALS

A. The Company desires to attract and retain the services of talented and experienced individuals, such as Indemnitee, to serve as directors and officers of the Company and its subsidiaries and wishes to indemnify its directors and officers to the maximum extent permitted by law;

B. The Company and Indemnitee recognize that corporate litigation in general has subjected directors and officers to expensive litigation risks;

C. Section 145 of the General Corporation Law of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify its directors and officers by agreement and to indemnify persons who serve, at the request of the Company, as the directors and officers of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

D. Section 145(g) allows for the purchase of management liability (“D&O”) insurance by the Company, which in theory can cover asserted liabilities without regard to whether they are indemnifiable or not;

E. Individuals considering service or presently serving expect to be extended market terms of indemnification commensurate with their position, and that entities such as Company will endeavor to maintain appropriate D&O insurance; and

F. In order to induce Indemnitee to serve or continue to serve as a director or officer of the Company and/or one or more subsidiaries of the Company, the Company and Indemnitee enter into this Agreement.

AGREEMENT

NOW, THEREFORE, Indemnitee and the Company hereby agree as follows:

1. Definitions. As used in this Agreement:

(a) “Agent” means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, limited liability company, employee benefit plan, nonprofit entity, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

(b) “Board” means the Board of Directors of the Company.

(c) A “Change in Control” shall be deemed to have occurred if (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the total voting power represented by the Company’s then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation or a sale of all or substantially all of the Company’s assets with or to another entity, other than a merger, consolidation or asset sale that would result in the holders of the Company’s outstanding voting securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Company or such surviving or successor entity outstanding immediately thereafter, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

(d) “Expenses” shall include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, or Section 145 or otherwise; provided, however, that “Expenses” shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a Proceeding.

 (e) “Proceeding” means any threatened, pending, or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether formal or informal, civil, criminal, administrative, or investigative, including, but not limited to, any such investigation or proceeding instituted by or on behalf of the Corporation or its Board of Directors, in which Indemnitee is or reasonably may be involved as a party or target, that is associated with Indemnitee’s being an Agent of the Corporation.

(f) “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

2. Agreement to Serve. Indemnitee has served, agrees to serve, and/or continue to serve as an Agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an Agent of the Company, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment or other service by Indemnitee, or otherwise mandate any specific length of past or future service to avail Indemnitee of the provisions of Section 4 below.

3. Liability Insurance.

(a) Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as an Agent of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was an Agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers, as more fully described below. In the event of a Change in Control, the Company shall, as set forth in Section (c) below, either: (i) maintain such D&O Insurance for six years; or (ii) purchase a six-year tail for such D&O Insurance.

(b) Rights and Benefits. In all policies of D&O Insurance, Indemnitee shall qualify as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s independent directors (as defined by the insurer) if Indemnitee is such an independent director; of the Company’s non-independent directors if Indemnitee is not an independent director; of the Company’s officers if Indemnitee is an officer of the Company; or of the Company’s key employees, if Indemnitee is not a director or officer but is a key employee.

(c) Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance at all, or of any type, terms, or amount, if the Company determines in good faith that: such insurance is not reasonably available; the premium costs for such insurance are disproportionate to the amount of coverage provided; the coverage provided by such insurance is limited so as to provide an insufficient or unreasonable benefit; Indemnitee is covered by similar insurance maintained by a subsidiary of the Company; or the Company is to be acquired and a tail policy of reasonable terms and duration can be purchased for pre-closing acts or omissions by Indemnitee.

4. Mandatory Indemnification. Subject to the terms of this Agreement:

(a) Third Party Actions. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding.

(b) Derivative Actions. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

(c) Actions where Indemnitee is Deceased. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and if, prior to, during the pendency of or after completion of such Proceeding Indemnitee is deceased, the Company shall indemnify Indemnitee’s heirs, executors and administrators against all Expenses and liabilities of any type whatsoever to the extent Indemnitee would have been entitled to indemnification pursuant to this Agreement were Indemnitee still alive.

(d) Limitations. Notwithstanding the foregoing provisions of Sections 4(a), 4(b), and 4(c) hereof, but subject to the exception set forth in Section 13 which shall control, the Company shall not be obligated to indemnify the Indemnitee for Expenses or liabilities of any type whatsoever for which payment (and the Company’s indemnification obligations under this Agreement shall be reduced by such payment) is actually made to or on behalf of Indemnitee, by the Company or otherwise, under a corporate insurance policy, or under a valid and enforceable indemnity clause, right, by-law, or agreement; and, in the event the Company has previously made a payment to Indemnitee for an Expense or liability of any type whatsoever for which payment is actually made to or on behalf of the Indemnitee under an insurance policy, or under a valid and enforceable indemnity clause, by-law or agreement, Indemnitee shall return to the Company the amounts subsequently received by the Indemnitee from such other source of indemnification.

(e) D&O Insurance Carveout. Capitalized terms in this subsection not defined in this Agreement are defined in the Company’s current D&O Insurance policy. In relevant part, the D&O Insurance presently maintained by the Company states that the Insurer shall pay Loss of any Insured Person arising from a Claim first made during the Policy Period against such Insured Person for a Wrongful Act, if the Company has not indemnified the Insured Person for such Loss. It is the intention of the parties hereto that the indemnification provided by this Agreement does not apply to any Loss covered by the Insurer in any D&O Insurance policy, provided that the indemnification under this Agreement shall apply to any such Loss that the Insurer fails to pay for any reason, including expiration of the D&O Insurance policy, failure to provide notice(s) required by the D&O Insurance Policy, or disputes concerning coverage under the D&O Insurance Policy.

(f) Witness. In the event that Indemnitee is not a party or threatened to be made a party to a Proceeding, but is subpoenaed (or given a written request to be interviewed by a government authority) in such a Proceeding by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything witnessed or allegedly witnessed by the Indemnitee in that capacity, the Company shall indemnify the Indemnitee against all actually and reasonably incurred out of pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by Indemnitee in responding to such subpoena or written request for an interview. As a condition to this right, Indemnitee must provide notice of such subpoena or request to the Company within 14 days of Indemnitee’s actual receipt thereof (this notice condition shall control over Section 6(a), which shall not apply to this Section 4(g)).

5. Mandatory Advancement of Expenses.

(a) Subject to the terms of this Agreement and following notice pursuant to Section 6(a) below, the Company shall advance all Expenses reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which Indemnitee is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was an Agent of the Company upon receipt satisfactory documentation supporting such Expenses. By execution of this Agreement, Indemnitee agrees to repay the amount advanced only in the event and to the extent that it shall ultimately be determined that Indemnitee is not entitled to indemnification by the Company to the extent set forth in this agreement or under Delaware law. Such advances are intended to be an obligation of the Company to Indemnitee hereunder and shall in no event be deemed to be a personal loan. Such advancement of Expenses shall otherwise be unsecured and without regard to Indemnitee’s ability to repay. The advances to be made hereunder shall be paid by the Company to Indemnitee within 30 days following delivery of a written request therefore by Indemnitee to the Company, along with such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to advancement (which shall include without limitation detailed invoices for legal services). The Company shall discharge its advancement duty by, at its option, (a) paying such Expenses on behalf of Indemnitee, (b) advancing to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimbursing Indemnitee for Expenses already paid by Indemnitee. In the event that the Company fails to pay Expenses as incurred by Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief (including without limitation specific performance) from any court having jurisdiction to require the Company to pay Expenses as set forth in this paragraph. If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.

(b) Undertakings. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which constitutes an undertaking whereby Indemnitee promises to repay any amounts advances in the event there shall be a final determination that Indemnitee is not entitled to indemnification by the Company.

6. Notice and Other Indemnification Procedures.

(a) Notice by Indemnitee. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof. Notwithstanding the foregoing, any failure of Indemnitee to provide such a notice to the Company, or to provide such a notice in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b) Insurance. If the Company receives notice pursuant to Section 6(a) hereof of the commencement of a Proceeding that may be covered under D&O Insurance then in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c) Defense. In the event the Company shall be obligated to pay the Expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of the Company’s election so to do. After delivery of such notice, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee’s expense; and (ii) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at the Company’s expense if (A) the Company has authorized the employment of counsel by Indemnitee at the expense of the Company; (B) Indemnitee shall have reasonably concluded based on the written advice of Indemnitee’s legal counsel that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense; or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding. In addition to all the requirements above, if the Company has D&O Insurance, or other insurance, with a panel counsel requirement that may cover the matter for which indemnity is claimed by Indemnitee, then Indemnitee shall use such panel counsel or other counsel approved by the insurers, unless there is an actual conflict of interest posed by representation by all such counsel, or unless and to the extent Company waives such requirement in writing. Indemnitee and its counsel shall provide reasonable cooperation with such insurer on request of the Company.

(d) Notice to Indemnitee. Promptly after receipt by the Company of notice of the commencement of or the threat of commencement of any Proceeding, the Company shall, if the Company believes that Indemnitee may be a party to or otherwise affected by such Proceeding, notify Indemnitee in writing of the commencement or threat of commencement thereof.

7. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated:

(a) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, with a reasonable allocation where appropriate, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or (iv) the Proceeding is brought specifically to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise;

(b) Fees on Fees. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, to the extent Indemnitee is not successful in such a Proceeding;

(c) Unauthorized Settlements. To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld;

(d) Claims Under Section 16(b). To indemnify Indemnitee for Expenses associated with any Proceeding related to, or the payment of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law (provided, however, that the Company must advance Expenses for such matters as otherwise permissible under this Agreement); or

(e) Payments Contrary to Law. To indemnify or advance Expenses to Indemnitee for which payment is prohibited by applicable law.

8. Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while occupying Indemnitee’s position as an Agent of the Company. However, this Agreement replaces any prior contractual indemnification agreement between Indemnitee and Company (including when operating under a different name). Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

9. Permitted Defenses. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for Expenses pursuant to Section 5 hereof, provided that the required documents have been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 8 hereof.

10. Subrogation. In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under any corporate insurance policy or any other indemnity agreement covering Indemnitee, who shall execute all documents reasonably required and take all action that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights (provided that the Company pays Indemnitee’s costs and expenses of doing so), including without limitation by assigning all such rights to the Company or its designee to the extent of such indemnification or advancement of Expenses. The Company’s obligation to indemnify or advance expenses under this Agreement shall be reduced by any amount Indemnitee has collected from such other source, and in the event that Company has fully paid such indemnity or expenses, Indemnitee shall return to the Company any amounts subsequently received from such other source of indemnification. With regard to Fund Indemnitors, however, Section 12 shall control over this section.

11. Primacy of Indemnification. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses or liability insurance provided by a third-party investor and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort, i.e., its obligations to Indemnitee under this Agreement and any indemnity provisions set forth in its Certificate of Incorporation, Bylaws or elsewhere (collectively, “Indemnity Arrangements”) are primary, and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee is secondary and excess, (ii) it shall advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of Indemnitee, to the extent legally permitted and as required by any Indemnity Arrangement, without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Fund Indemnitors from any claims against the Fund Indemnitors for contribution, subrogation or any other recovery relating to any Indemnity Arrangement. The Company further agrees that no advancement or indemnification payment by any Fund Indemnitor on behalf of Indemnitee shall affect the foregoing, and the Fund Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 11. The Company, on its own behalf and on behalf of its insurers to the extent allowed by the policies, waives subrogation rights against Indemnitee.

12. Survival of Rights.

(a) All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

(b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

13. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.

14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless it is in a writing signed by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. In the event of any change after the date of this Agreement in any applicable law that expands the right of a Delaware corporation to indemnify a member of an Agent in the same capacity as Indemnitee, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. Any narrowing change in any applicable law, however, shall have no effect on the rights and obligations under this Agreement other than as may be required by law.

16. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after the date on which it is so mailed, (c) one business day after the business day of deposit with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt, or (d) on the same day as delivered by confirmed facsimile transmission if delivered during business hours or on the next successive business day if delivered by confirmed facsimile transmission after business hours. Addresses for notice to either party shall be as shown on the signature page of this Agreement, or to such other address as may have been furnished by either party in the manner set forth above.

17. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. This Agreement is intended to be an agreement of the type contemplated by Section 145(f) of the General Corporation Law of Delaware.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

[Signature page follows.]

The parties hereto have entered into this Indemnification Agreement, including the undertaking contained herein, effective as of the date first above written.

Indemnitee: _________________________________________ Address: _________________________________________ _________________________________________	GT Biopharma, Inc.: By: Name: Title: